=================================================================

                    SCHEDULE 14A INFORMATION

            PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934
                       (AMENDMENT No.    )
                                      ---

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                     STEEL TECHNOLOGIES INC.
----------------------------------------------------------------
        (Name of Registrant as Specified in Its Charter)

----------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:

          ------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

          ------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ------------------------------------------------------
     (5)  Total fee paid:

          ------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:

          ------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ------------------------------------------------------
     (3)  Filing Party:

          ------------------------------------------------------
     (4)  Date Filed:

          ------------------------------------------------------

================================================================

                     STEEL TECHNOLOGIES INC.

                         ---------------

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                 TO BE HELD ON JANUARY 28, 1999

                         ---------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Shareholders of STEEL TECHNOLOGIES INC. (the "Company") will be held at the Louisville Marriott East, 1903 Embassy Square
Boulevard (I-64 and Hurstbourne Lane), Louisville, Kentucky, on
Thursday, January 28, 1999 at 9:00 A.M. (Eastern Standard Time), for the following purposes:

          (1) To elect one class of three directors for a term expiring in 2002;

          (2)  To ratify the selection of PricewaterhouseCoopers
          LLP as the Company's independent accountants for the fiscal year ending September 30, 1999; and

          (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on December 11, 1998 are entitled to notice of and to vote at the Annual Meeting. In the event the Annual Meeting should be adjourned to a date or dates later than May 28, 1999, the Board of Directors will establish a new record date for purposes of determining those shareholders entitled to notice of and to vote at any such adjournments. The transfer books will not be closed.

                              By Order of the Board of Directors


                              JOHN M. BAUMANN, JR.
                              Secretary

15415 Shelbyville Road
Louisville, Kentucky  40245
December 18, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                     STEEL TECHNOLOGIES INC.
                     15415 SHELBYVILLE ROAD
                   LOUISVILLE, KENTUCKY 40245
                         ---------------

                         PROXY STATEMENT

          This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Steel Technologies Inc., a Kentucky corporation (the "Company"), to be used at the Annual Meeting of Shareholders of the Company to be held at 9:00 A.M. (Eastern Standard Time), on Thursday, January 28, 1999, at the Louisville Marriott East, 1903 Embassy Square Boulevard (I-64 and Hurstbourne Lane), Louisville, Kentucky, and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of the meeting.

          Shares represented by duly executed proxies in the accompanying form received prior to the meeting and not revoked will be voted at the meeting or at any adjournments within 120 days thereof in accordance with the choices specified on the ballot. If no choices are specified, it is the intention of the persons named as proxies in the accompanying form of proxy to vote for the nominees for election as directors and for the ratification of independent accountants for the 1999 fiscal year. Such proxy may be revoked by the person executing it at any time before the authority thereby granted is exercised by giving written notice to the Secretary of the Company, by delivery of a duly executed proxy bearing a later date or by voting in person at the meeting. Attendance at the meeting will not have the effect of revoking a proxy unless the shareholder so attending so notifies the secretary of the meeting in writing prior to voting of the proxy.

          The expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing this proxy statement and the accompanying form of proxy, will be borne by the Company. In addition to the solicitation of proxies by mail, certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in so doing.

          The presence in person or by proxy of shareholders holding a majority of the outstanding shares of the Company's Common Stock will constitute a quorum for the transaction of all business at the Annual Meeting. A shareholder voting for the election of directors may withhold authority to vote for all nominees for directors or may withhold authority to vote for certain nominees for directors. A shareholder may also abstain from voting on the proposal to ratify the selection of independent accountants for the 1999 fiscal year. Votes withheld from the election of any nominee for director and abstentions from any other proposal will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted in the number of votes cast on any matter. If a broker does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter, those shares will not be considered as present and entitled to vote with respect to that matter.

          This proxy statement and the accompanying form of proxy are being mailed to shareholders commencing on or about
December 18, 1998.

                        VOTING SECURITIES

          Only shareholders of record at the close of business on December 11, 1998 are entitled to vote at the Annual Meeting or any adjournments within 120 days thereof. As of December 11, 1998, there were 11,451,383 shares of the Company's Common Stock outstanding and entitled to vote.

          Each share of Common Stock entitles the holder to one vote on all matters presented at the Annual Meeting, except that cumulative voting applies in the election of directors. Under cumulative voting, the holder of each share of Common Stock has the right to cast as many votes in the aggregate as he owns shares of such stock, multiplied by the number of directors to be elected, and each shareholder may cast the whole number of such votes for one nominee or distribute such votes in any proportion among two or more nominees.

          The following table sets forth certain information regarding those persons known to management of the Company to own of record or beneficially more than five percent of the outstanding shares of the Company's Common Stock and the ownership of such Common Stock by all directors and officers of the Company as a group:

                            Amount and Nature      Percent
                              of Beneficial           of
     Name and Address      Ownership (1)(2)(3)    Class (1)
     ----------------      -------------------    ---------

Merwin J. Ray ..............     1,586,233(4)        13.85%
  15415 Shelbyville Road
  Louisville, Kentucky  40245

J. P. Morgan & Co.
  Incorporated .............     1,445,000(5)        12.62%
  60 Wall Street
  New York, New York  10260

Dimensional Fund
  Advisors Inc. ............       838,000(6)         7.32%
  1299 Ocean Avenue, 11th floor
  Santa Monica, California  90401

D.G.R. Family Limited
  Partnership ..............       802,747(7)         7.01%
  15415 Shelbyville Road
  Louisville, Kentucky 40245

All directors and officers
  as a group (18 persons) ..     3,129,923(8)        27.33%

--------------

(1) The table reflects share ownership and the percentage of such share ownership as of December 11, 1998.

(2) Except as otherwise indicated, each person or entity shown has sole voting and investment power with respect to the shares of Common Stock owned by him or it.

(3) Information with respect to beneficial ownership has been obtained from the Company's shareholder records and from information provided by shareholders.

(4) Includes 28,844 shares held by Mr. Ray's wife. Also includes 27,500 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

(5) Based upon a Schedule 13F filed on September 30, 1998 with the Securities and Exchange Commission by J. P. Morgan & Co.
     Incorporated. Includes 1,279,300 shares held with sole voting power.

(6)  Based upon a Schedule 13F filed on September 30, 1998 with the Securities and Exchange Commission by Dimensional Fund
     Advisors Inc.   Includes 548,800 shares held with sole
     voting power.

(7) D.G.R. Family Limited Partnership was formed in December 1994 to provide for the transfer of ownership to her children of shares of Steel Technologies common stock previously held in trust for the benefit of Dorothy Geraldine Ray. Merwin J. Ray, as trustee of the Dorothy Geraldine Ray trust, is a limited partner of the Partnership. The general partners of the Partnership are Bradford T. Ray, Stuart N. Ray, Heidi J. Gregg and Leslie A. Carroll. Bradford T. Ray is President and Chief Operating Officer, and Stuart N. Ray is Vice President of the Company and President of Mi-Tech Steel, Inc., the Company's fifty percent-owned corporate joint venture.

(8) Includes 330,150 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

          See "Election of Directors" below for share ownership information with respect to nominees for election as directors and continuing directors.

                 ITEM I.  ELECTION OF DIRECTORS

          The Board of Directors is presently divided into three classes consisting of three directors each. Each class is elected for a three-year term expiring in successive years. The nominees for election as Class III directors are Mr. Merwin J. Ray, Mr. Bradford T. Ray and Mr. Doug A. Bawel. Mr. Merwin J. Ray and Mr. Bradford T. Ray were most recently elected by the shareholders at the 1996 annual meeting for a three-year term expiring at the 1999 Annual Meeting. Mr. Doug A. Bawel is nominated to become a new director. If elected, Messrs. Ray, Ray and Bawel will hold office for a three-year term expiring in 2002 and until their respective successors have been elected and qualified.

          Shareholders voting at the Annual Meeting may not vote for more than the number of nominees listed in this Proxy Statement. Directors will be elected by a plurality of the total votes cast at the Annual Meeting. That is, the three nominees receiving the greatest number of votes for Class III directors will be deemed elected directors. It is the intention of the persons named as proxies in the accompanying form of proxy (unless authority to vote therefor is specifically withheld) to vote for the election of the three nominees for Class III directors. In the event that any of the nominees becomes unavailable (which is not now anticipated by the Company), the persons named as proxies have discretionary authority to vote for a substitute nominee designated by the present Board of Directors. The Board of Directors has no reason to believe that any of said nominees will be unwilling or unable to serve if elected.

          The following table contains certain information regarding each of the nominees for election as directors at this year's annual meeting and each continuing director. Each of these individuals has furnished the respective information shown. Except as otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares of Common Stock owned by him.

                                                 SHARES OF COMMON STOCK
                                                 BENEFICIALLY OWNED AS
                                                  OF DECEMBER 11, 1998
      NAME AND                  YEAR FIRST     -------------------------
PRINCIPAL OCCUPATION              BECAME        NUMBER          PERCENT
   OR EMPLOYMENT        AGE      DIRECTOR      OF SHARES        OF CLASS
--------------------    ---     ----------     ---------        --------

NOMINEES FOR DIRECTORS

CLASS III
(TERM EXPIRING IN 2002)

Merwin J. Ray .......... 69        1971       1,586,233(1)       13.85%
 Chairman of the Board and
 Chief Executive Officer

Bradford T. Ray......... 40        1989         522,470(2)        4.56%
 President and Chief
 Operating Officer

Doug A. Bawel........... 43         -             2,800             *
 President, Jasper Engine &
 Transmission Exchange

CONTINUING DIRECTORS

CLASS I
(TERM EXPIRING IN 2000)

Ralph W. McIntyre....... 76        1973         337,070(3)        2.94%
 Retired President,
 Warren Tool Corporation

Jimmy Dan Conner........ 45        1995           3,514(4)          *
 President,
 Old Colony Insurance
 Service, Inc.

Andrew J. Payton........ 40        1997           4,108             *
 Owner and President,
 Professional Search Consultants
 (executive and professional
 recruiting services)
                                     4

                                                 SHARES OF COMMON STOCK
                                                 BENEFICIALLY OWNED AS
                                                  OF DECEMBER 11, 1998
      NAME AND                  YEAR FIRST     -------------------------
PRINCIPAL OCCUPATION              BECAME        NUMBER          PERCENT
   OR EMPLOYMENT        AGE      DIRECTOR      OF SHARES        OF CLASS
--------------------    ---     ----------     ---------        --------

CLASS II
(TERM EXPIRING IN 2001)

William E. Hellmann..... 49        1985           2,007(5)          *
 Partner, Stites &
 Harbison, Attorneys

Howard F. Bates, Jr..... 52        1985          88,353(6)          *
 Vice President -
 Technical Services

Michael J. Carroll...... 41        1992         115,196(7)        1.01%
 Executive Vice President

---------------
*  Less than 1%

(1) Includes 28,844 shares held by Mr. Ray's wife. Also includes 27,500 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

(2) Includes 4,985 shares held by Mr. Ray's wife; 23,355 shares held by Mr. Ray's children; 267,999 shares held by D.G.R. Family Limited Partnership and a related family trust, of which Mr. Ray is a general partner and co-trustee, respectively; and 61,500 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

(3) Includes 55,239 shares held by Mr. McIntyre's wife. Also includes 1,257 shares, the receipt of which has been deferred under the nonemployee directors stock plan.

(4) Includes 2,514 shares, the receipt of which has been deferred under the nonemployee directors stock plan.

(5) Includes 1,257 shares, the receipt of which has been deferred under the nonemployee directors stock plan.

(6) Includes 60,500 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

(7)  Includes 15,240 shares held by Mr. Carroll's children.   Also includes
     60,500 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

NOMINEES FOR DIRECTORS

          Mr. Merwin J. Ray has served as Chairman of the Board of the Company since its incorporation in 1971, and as Chief Executive Officer since May 1985. He previously held the position of President from 1971 to May 1985. Mr. Ray is the father of Bradford T. Ray, President and Chief Operating Officer of the Company.

          Mr. Bradford T. Ray has served as President and Chief Operating Officer of the Company since November 1994. He previously held the positions of Executive Vice President of the Company from April 1993 to November 1994, and Vice President-Manufacturing of the Company from January 1987 to April 1993.

          Mr. Doug A. Bawel has served as President of Jasper
Engine & Transmission Exchange since 1987. He has over 25 years in the automotive industry and is a well-known lecturer on the subject of the automotive aftermarket.

CONTINUING DIRECTORS

          Mr. McIntyre retired October 1, 1987 as President of
Warren Tool Corporation, Warren, Ohio, a manufacturer of hand tools. He had held that position for more than the previous five years.

          Mr. Conner is the current President of Old Colony Insurance Service, Inc., Crestwood, Kentucky. He has held that position since January 1993. From June 1991 to January 1993, Mr. Conner served as an account executive with Old Colony Insurance Service. From May 1989 to June 1991, he was an officer and part owner of Conner, Musselman & Calvert Insurance Agency, Louisville, Kentucky.

          Mr. Payton is the owner and President of Professional Search Consultants, an executive and professional recruiting and consulting firm located in Louisville, Kentucky. Prior to acquiring Professional Search Consultants in 1995, Mr. Payton served as the Director of Administration for the law firm of Brown, Todd & Heyburn PLLC, Louisville, Kentucky, from October 1993 to January 1996, and Director of Marketing for Brown, Todd & Heyburn PLLC from October 1988 to October 1993.

          Mr. Hellmann is a partner in the law firm of Stites &
Harbison, Louisville, Kentucky. Stites & Harbison serves as general counsel to the Company.

          Mr. Bates has served as Vice President-Technical
Services of the Company since November 1981.  From August 1977 to
November 1981, he held the position of Manager of Technical
Services.

          Mr. Carroll has served as Executive Vice President of the Company since January 1995. He previously held the positions of Senior Vice President--Sales of the Company from April 1993 to January 1995 and Vice President--Sales of the Company from July 1987 to April 1993.

MEETINGS OF THE BOARD

          The Board of Directors met four times during fiscal
1998. All incumbent directors attended at least 75% of the aggregate number of meetings of the Board and the committees of which they were members.

COMMITTEES OF THE BOARD

          The Board of Directors has standing Compensation and Audit Committees. Members of the Compensation Committee are Messrs. McIntyre, Conner, Payton, and Dale L. Armstrong. Members of the Audit Committee are Messrs. Payton, McIntyre, Hellmann, Armstrong and Conner. The Board of Directors has no nominating committee, or committee performing a similar function.

          The Compensation Committee, which met five times in fiscal 1998, considers and recommends to the Board of Directors the compensation of the Company's executive officers. In addition, the Compensation Committee administers the Company's stock option plans, including the granting of stock options under such plans. The Audit Committee, which met two times in fiscal 1998, reviews the scope of the audit and related matters pertaining to the examination of the Company's financial statements and the nature and extent of any non-audit services provided by the Company's independent accountants, and makes recommendations to the Board of Directors regarding the selection of independent accountants for the current fiscal year.

COMPENSATION OF DIRECTORS

          Directors who are not officers or employees of the Company receive an annual fee of $15,000 for their services as a director and are reimbursed for travel and other expenses incurred in connection with their attendance at meetings of the Board. All nonemployee directors who, as of the first day of any calendar year, have not attained the age of 60, receive one-half of their annual retainer fee in the form of shares of Steel Technologies Common Stock. In addition, any nonemployee director may elect to receive some or all of the remaining portion of his or her annual retainer fee in the form of Common Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than 10% of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to all of its officers and directors were complied with during fiscal 1998.

                     EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

          The following table sets forth cash and certain other compensation for the fiscal years ended September 30, 1998, 1997, and 1996 paid or accrued by the Company, and its subsidiaries, as well as the stock awards granted, to the Company's Chief Executive Officer and its four other most highly compensated executive officers.


                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                                     COMPENSATION
                                                                     ------------
                                        ANNUAL COMPENSATION           SECURITIES
                                    -----------------------------     UNDERLYING
                                                         OTHER       STOCK OPTION
      NAME AND                                           ANNUAL        AWARDS        ALL OTHER
 PRINCIPAL POSITION         YEAR     SALARY    BONUS  COMPENSATION    (# SHARES)  COMPENSATION(3)
 ------------------         ----     ------    -----  ------------   ------------ ---------------

Merwin J. Ray               1998   $255,000  $122,984   $61,000(1)      50,000          $7,200
Chairman of the Board of    1997    248,269   103,909    72,500(1)        0              6,750
Directors and Chief         1996    230,000   167,221    64,300(1)      20,000           6,750
 Executive Officer


Bradford T. Ray             1998    200,000   105,414      (2)          30,000           7,200
President and Chief         1997    191,923    89,065      (2)            0              6,750
 Operating Officer          1996    167,308   139,456      (2)          15,000           6,750


Michael J. Carroll          1998    170,000    87,846      (2)          25,000           7,200
  Executive Vice President  1997    163,269    74,221      (2)            0              6,750
                            1996    142,308   115,582      (2)          15,000           6,750


Howard F. Bates, Jr.        1998    125,000    70,276      (2)          10,000           7,200
  Vice President -          1997    123,654    59,377      (2)            0              6,750
  Technical Services        1996    120,000    95,597      (2)          10,000           6,750


Joseph P. Bellino (4)       1998    140,192    32,727      (2)          25,000            0
  Chief Financial Officer
  and Treasurer

---------------

(1) Amount includes approximately $56,000 in 1998, $50,000 in
    1997, and $45,000 in 1996 for personal use of certain company aircraft.

(2) Amount does not exceed 10% of salary and bonus.

(3) Amount reported for each individual includes the company contribution to the Company's 401(k) defined contribution plan.

(4) Mr. Bellino was appointed Chief Financial Officer in October
    1997.

INCENTIVE STOCK OPTIONS

          The following table presents information with respect to grants of incentive stock options that were made during the fiscal year ended September 30, 1998 to each of the named executive officers.


                  OPTION GRANTS IN LAST FISCAL YEAR
                         Individual Grants(1)
                  ---------------------------------

                                                                                 Potential
                                                                                 Realizable
                                                                                  Value at
                                                                               Assumed Annual
                    Number of                                                     Rates of
                   Securities      % of Total                                   Stock Price
                   Underlying       Options                                     Appreciation
                     Options       Granted to      Exercise                   For Option Term
                     Granted      Employees in      Price        Expiration  -----------------
   Name             (#shares)     Fiscal Year   ($/share) (2)       Date       5%       10%
   ----             ----------    ------------   ------------    ----------    --       ---

Merwin J. Ray         50,000         24.39%         12.513        1/28/03   $172,900  $381,900
Bradford T. Ray       30,000         14.63%         11.375        1/28/08     94,260   208,320
Michael J. Carroll    25,000         12.20%         11.375        1/28/08     78,550   173,600
Howard F. Bates, Jr.  10,000          4.88%         11.375        1/28/08     31,420    69,440
Joseph P. Bellino     20,000          9.76%         11.250       11/07/07     62,180   137,360
Joseph P. Bellino      5,000          2.44%         11.375        1/28/08     15,710    34,720

_________________

(1) Options granted in 1996 to each of the named individuals except Merwin J. Ray become exercisable at a rate of 20% per year beginning with the first anniversary of the grant. Options granted to Mr. Ray become exercisable at a rate of 25% per year.

(2)  Option grants to all named individuals except
     Merwin J. Ray were made at 100% of fair
     market value on the date of grant. Option grants to Mr. Ray were made at 110% of fair market value on the date of grant.

OPTION EXERCISES AND HOLDINGS

          The following table presents information with respect to stock options exercised during the last fiscal year by the named executive officers, as well as the status and current value of unexercised incentive stock options held as of September 30, 1998.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                  AND FISCAL YEAR-END OPTION VALUES

                                                    Number of
                                                    Securities
                                                   Underlying                 Value of
                                                   Unexercised              Unexercised
                                                   Options at               In-the-Money
                                                  September 30,              Options at
                        Shares                        1998                 September 30,
                       Acquired                     (# shares)                1998(1)
                     on Exercise    Value    ------------------------- -------------------------
Name                  (# shares)   Realized  Exercisable Unexercisable Exercisable Unexercisable
----                 -----------   --------  ----------- ------------- ----------- -------------

Merwin J. Ray.........   None       $   0      10,000       60,000      $    0      $    0

Bradford T. Ray.......   None           0      52,500       39,000       8,745           0

Michael J. Carroll....   None           0      52,500       34,000       8,745           0

Howard F. Bates, Jr...   None           0      56,500       16,000       8,745           0

Joseph P. Bellino.....   None           0        0          25,000           0           0

---------------

(1)Pre-tax value based on the fiscal year-end closing price of $7.250 per share.

RETIREMENT PLAN

          The Company maintains a 401(k) defined
contribution retirement plan. The Company's matching contribution to each of the named executive officer's defined contribution plan has been included under the caption "All Other
Compensation" in the summary compensation table.

CERTAIN TRANSACTIONS

          Bradford T. Ray is a director and a shareholder of The Peregrine Company, formerly The Vega Company ("Peregrine"). Peregrine was organized in 1994 to engage in the business of purchasing and reselling scrap steel products. Steel Technologies is a major supplier to Peregrine. Total amounts paid by Peregrine to Steel Technologies in fiscal 1998 for scrap steel products were approximately $5,939,000. Stuart N. Ray, a director of Peregrine, became the majority shareholder in April 1998. Stuart N. Ray is the brother of Bradford T. Ray and Vice President of the Company. In July 1995, the Board of Directors approved the sale of scrap steel products to Peregrine, in such amounts, for such prices, and upon such terms as the authorized officer of the Company from time to time determines to be in the best interests of the Company. Management reports all transactions with Peregrine to the Audit Committee of the Board of Directors as frequently as requested by the Committee, but at least annually.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Compensation Committee (the "Committee") of the Board of Directors is responsible for administering the Company's executive compensation program. The Committee presently consists of Ralph W. McIntyre, Chairman, Dale L. Armstrong, Jimmy Dan Conner, and Andrew J. Payton, all of whom are outside Directors. The Committee meets at least annually to review the compensation program for the executive officers of the Company. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors except where required to be made solely by the Committee. No member of the Committee is eligible to participate in any of the compensation plans or programs it administers.

COMPENSATION POLICY

          The compensation policy of the Committee is based upon several goals. They are as follows:

          --   To encourage the achievement of strong
               financial and operational performance of the Company;

          -- To align compensation with the Company's annual and long-term business strategies and objectives; and

          --   To attract, retain, and motivate top
               quality executives.

EXECUTIVE COMPENSATION PROGRAM

          The Committee believes that a meaningful portion of the compensation paid to executive officers should relate to both the short-term and long-term profitability of the Company.
Therefore, the executive officers' compensation program is composed of base salary, bonus, and long-term incentive compensation. The Committee believes that this combination reflects the Committee's policy that the executive officers' compensation should be related to profitability.

          BASE SALARY AND BONUS. The Committee's practices in determining base salaries for the executive officers are largely subjective and not subject to specific measurement criteria. The Committee reviews information regarding historical compensation for each executive officer on an individual basis as well as the relationship of the individual's compensation to the overall compensation of all executive officers of the Company. Additionally, the Committee considers the relationship of the executive officer's compensation to the compensation of other executive officers in the intermediate steel processing industry. This group includes the peer group used for stock performance comparisons under the caption "Performance Graph" appearing elsewhere in this Proxy Statement. The Committee also solicits recommendations from the Chairman of the Board for annual compensation of the executive officers. No specific weighting is given to any of the foregoing factors in evaluating annual compensation for the executive officers.

          A significant amount of the executive's compensation is tied to the Company's profitability and is the largest variable in determining annual compensation. The Company's executive officers, along with a substantial number of Company employees, participate in the Company's cash bonus plan (the "Bonus Plan"). For the 1998 fiscal year, the total amount of bonuses paid to participants in this Bonus Plan was equal to approximately 12% of the Company's adjusted net income. Each executive officer's participating percentage in the bonus program can be adjusted, up or down, based upon performance as determined by the Committee after consultation with the Chairman of the Board. Bonuses paid can account for as much as 50% of a participant's total annual compensation.

          The Committee believes that the bonus portion of the executive compensation program is effective in motivating the executive officers of the Company to use their leadership to improve the profitability of the Company. The Committee also believes that an adequate base salary is necessary to retain effective executive officers and encourage management to make decisions in the short and long-term best interest of the Company.

          LONG-TERM INCENTIVES. The Committee believes that, in addition to the Cash Bonus plan which should motivate the executive officers to improve current profitability, it is appropriate for the Company to provide long-term incentives to motivate the executive officers to improve long-term profitability as well.

          The executive officers of the Company still have outstanding options under the initial Incentive Stock Option Plan, which expired in 1995. The Company currently administers stock options under the Steel Technologies Inc. 1995 Stock Option Plan (the "1995 Plan"). The purpose of the 1995 Plan is to further the interests of the Company by encouraging key employees, including the executive officers, to remain as employees and by providing the employees with additional incentives for performance and efficiency. The Committee believes the 1995 Plan will give the Committee additional flexibility to provide incentives to the executive officers to improve the performance of the Company consistent with the long-term best interests of the shareholders. The 1995 Plan includes both qualified incentive stock options and non-qualified stock options. The Committee believes that the 1995 Plan provides the Company with flexibility sufficient to meet the goals of the executive compensation program as it aligns the interest of the executive officers with the interest of the shareholders by providing value to the executive officers directly tied to the value of the Company's stock.

          The Committee issued 140,000 options to the Company's executive officers in fiscal 1998. Factors considered by the Committee in granting new stock options to the executive officers include the position held by each individual in the Company, the individual's performance and the timing and amount of previous grants.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

          Consistent with the Committee's general philosophy for compensation, Merwin J. Ray is compensated through base salary, bonus and incentive compensation. As with other executive officers, the profitability of the Company is the primary variable in the compensation paid to Mr. Ray. In evaluating annual compensation for Mr. Ray, the Committee examines the operating performance of the Company for prior years, as well as the projections and expectations for the current year and considers the reported compensation of companies included in its peer group.

          Under Mr. Ray's direction, the Company has continued to make substantial capital expenditures in new and improved equipment and facilities, as well as investments in acquisitions, subsidiaries and joint ventures, all with the effect of diversifying the Company's products and services. This aggressive commitment to capital expansion enables the Company to increase the products and services offered to the marketplace and expand its capabilities to meet its customers' increasing needs, all of which are expected to add to shareholder value. The Committee believes that Mr. Ray's performance and direction has been critical to the success of the Company. In determining Mr. Ray's base salary and bonus percentage for 1998, the Committee noted the Company's operational and financial results for fiscal 1997 in relation to prior years. After due consideration of all factors deemed relevant and based in part on Mr. Ray's recommendation, the Committee recommended that in Mr. Ray's base salary and bonus remain the same as the prior year.

          The Committee believes the variable components of Mr. Ray's compensation provide performance-related compensation adequate to motivate Mr. Ray to use his leadership to improve the Company's profitability. A substantial portion of Mr. Ray's annual compensation corresponds directly to the financial performance of the Company through his participation in the Bonus Plan. Mr. Ray also benefits from the appreciation in value of the Company's stock through the Company's stock option plans.
The Committee takes note of the fact that Mr. Ray owns a significant number of shares of the Company's stock, and believes that his ownership interest creates an additional incentive for Mr. Ray to provide the leadership necessary to improve the long-term profitability of the Company.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

          Section 162(m) of the Internal Revenue Code, added as part of the Omnibus Budget Reconciliation Act of 1993, imposes a limitation on deductions that can be taken by a publicly held corporation for compensation paid to certain of its executives. Under Section 162(m), a deduction is denied for compensation paid in a tax year beginning on or after January 1, 1994, to a corporation's chief executive officer or any of its other four most highly compensated officers to the extent that such compensation exceeds $1 million. Certain performance-based compensation, however, is specifically exempt from the deduction limit.

          The Committee has carefully considered the effect of
Section 162(m) on the Company's existing compensation program. For the foreseeable future, the Committee anticipates that compensation received by its covered executives will be well within the limits on deductibility. The Committee has been advised that, based on regulations issued by the Internal Revenue Service, outstanding stock options granted under the Company's Prior Plan and the 1995 Plan will be unaffected by Section 162(m).

          The Committee is aware that compensation attributable to certain stock options which may be granted in the future under the 1995 Plan may not qualify for the exemption made for performance-based compensation. For the present time, the Committee believes that the 1995 Plan provides a valuable opportunity for compensating the Company's key executives whether or not a portion of any compensation which might be derived thereunder is non-deductible. The Committee will continue to assess the practical impact of Section 162(m) on the Company's executive compensation program and determine what additional action, if any, is appropriate. For the foreseeable future, the Committee does not expect Section 162(m) to have any practical effect on the Company's compensation program.


                         COMPENSATION COMMITTEE


                         Ralph W. McIntyre, Chairman
                         Dale L. Armstrong
                         Jimmy Dan Conner
                         Andrew J. Payton

                        PERFORMANCE GRAPH

          The following performance graph compares the performance of the Company's Common Stock to the Russell 2000 Index and to a peer group for the Company's last five fiscal years. Since there is no nationally recognized industry index consisting of intermediate steel processors or specialty metal distributors to be used as a peer group index, the Company constructed its own peer group. This peer group is comprised of seven companies which represent the other public companies in the industry -- Worthington Industries, Inc., A.M. Castle and Co., Huntco Inc., Shiloh Industries, Inc., Gibralter Steel Corporation, Olympic Steel, Inc. and Cold Metal Products, Inc. The returns of each member of the peer group are weighted according to each member's stock market capitalization as of the beginning of the period measured. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at September 30, 1993 and that all dividends were reinvested.


         COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
              FOR THE YEAR ENDED SEPTEMBER 30, 1998

   Steel Technologies Inc., Russell 2000 Index and Peer Group


                                    Measurement Period
                                  (Fiscal Year Covered)
                            ----------------------------------
                            1993  1994   1995 1996  1997  1998
                            ----  ----   ---- ----  ----  ----
Steel Technologies Inc.     $100   $86    $48  $60   $60   $35
Russell 2000 Index          $100  $103   $127 $143  $191  $158
Peer Group                  $100  $111   $102 $125  $129   $83

      Values are presented as of September 30 of each year.

        ITEM II.  RATIFICATION OF INDEPENDENT ACCOUNTANTS

          The Company's Annual Report to Shareholders for the fiscal year ended September 30, 1998, including financial statements and the report of PricewaterhouseCoopers LLP thereon, is being mailed with this Proxy Statement to each of the Company's shareholders of record at the close of business on December 11, 1998. The Board of Directors, upon recommendation of the Audit Committee, has selected PricewaterhouseCoopers L.LP as independent accountants of the Company's accounts for the fiscal year ending September 30, 1999. PricewaterhouseCoopers LLP has audited the accounts of Steel Technologies (formerly Southern Strip Steel, Inc.) and its subsidiaries since 1973.
This selection will be presented to shareholders for ratification at the Annual Meeting. If the shareholders fail to ratify this selection, the matter of the selection of independent accountants will be reconsidered by the Board of Directors. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

          The selection of PricewaterhouseCoopers LLP will be deemed ratified if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes will not be counted as votes cast either for or against the proposal.


                      SHAREHOLDER PROPOSALS

          Proposals of shareholders intended to be presented at the next annual meeting of shareholders must be received by the Company at its principal executive offices in Louisville, Kentucky on or before August 20, 1999 for inclusion in the Company's proxy statement and form of proxy relating to that meeting and must comply with the applicable requirements of the federal securities laws.

          The Company's Bylaws impose certain advance notice requirements on a shareholder nominating a director or submitting a proposal to a meeting of shareholders. Such notice must be submitted to the Secretary of the Company no earlier than 90, nor later than 60, days before an annual meeting, and must contain the information prescribed by the Bylaws, copies of which are available from the Secretary. These requirements apply even if the shareholder does not desire to have his or her nomination or proposal included in the Company's proxy statement.

                          OTHER MATTERS

          The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than that described above. However, if any such other business should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies in respect of any such business in accordance with their best judgment.

                              By Order of the Board of Directors


                              John M. Baumann, Jr.
                              Secretary
Louisville, Kentucky
December 18, 1998

PROXY

                     STEEL TECHNOLOGIES INC.

   This Proxy is Solicited on behalf of the Board of Directors


     The undersigned hereby appoints Merwin J. Ray and Bradford
T. Ray, and each of them, as proxies, with full power of substitution, and authorizes them, and each of them, to vote and act with respect to all shares of common stock of Steel Technologies Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, January 28, 1999, at 9:00 A.M. EST, at the Louisville Marriott East, 1903 Embassy Square Boulevard (I-64 and Hurstbourne Lane), Louisville, Kentucky, and at any and all adjournments within 120 days thereof.

     The Board of Directors recommends a vote FOR each of the following proposals:

     1.   ELECTION OF DIRECTORS

          [ ] FOR all nominees listed   [ ] WITHHOLD AUTHORITY
              below (except as marked       to vote for all
              to the contrary below)        nominees listed below

              NOMINEES: Merwin J. Ray, Bradford T. Ray, Doug A. Bawel

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES, WRITE SUCH NAME OR NAMES IN THE SPACE PROVIDED BELOW. UNLESS AUTHORITY TO VOTE FOR ALL THE NOMINEES LISTED ABOVE IS WITHHELD, THIS PROXY WILL BE DEEMED TO CONFER AUTHORITY TO VOTE FOR EVERY NOMINEE WHOSE NAME IS NOT ENTERED BELOW.)

-----------------------------------------------------------------

     2. PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL
YEAR ENDING SEPTEMBER 30, 1999.

          [ ] FOR        [ ] AGAINST    [ ] ABSTAIN

     3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

    THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE


     THE PROXIES SHALL VOTE SUCH SHARES AS SPECIFIED HEREIN.  IF
A CHOICE IS NOT SPECIFIED, THEY SHALL VOTE FOR THE ELECTION OF
ALL NOMINEES FOR DIRECTORS AND IN FAVOR OF PROPOSAL 2.

                              Dated:                     , 19
                                    ---------------------    ----



                              -----------------------------------
                              Signature


                              -----------------------------------
                              Signature

                              Name(s) should be signed exactly as
                              shown to the left hereof.  Title
                              should be added if signing as
                              executor, administrator, trustee,
                              etc.

             PLEASE DATE, SIGN AND RETURN THIS PROXY
              PROMPTLY IN THE ACCOMPANYING ENVELOPE